                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               ALCIDE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                               MERRILL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
     or Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
     5) Total fee paid:


        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

                               ALCIDE CORPORATION

                              8561 154TH AVENUE, NE
                            REDMOND, WASHINGTON 98052
                         ______________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 24, 1995
                         ______________________________

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Alcide Corporation will be held at The University Club located at 1 West 54th Street, New York, NY on October 24, 1995 at 9:00 a.m.

     (1) To elect five directors of the Board of Directors for the ensuing year;

     (2) To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending May 31, 1996; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has designated the close of business on September 5, 1995 as the record date for determination of stockholders of the Company entitled to notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO BE PRESENT AT THE MEETING. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING, ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.



                                        By order of the Board of Directors,



                                        John P. Richards
                                        SECRETARY
Redmond, Washington
September 5, 1995

                               ALCIDE CORPORATION
                              8561 154TH AVENUE, NE
                            REDMOND, WASHINGTON 98052
                         _______________________________

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 24, 1995
                         _______________________________


     The accompanying proxy is being solicited on behalf of the Board of Directors of ALCIDE CORPORATION (the "Company"), for use at the Annual Meeting of Stockholders to be held at The University Club located at 1 West 54th Street, New York, NY on October 24, 1995 at 9:00 a.m. local time. Each stockholder giving such a proxy has the power to revoke the same by written notice to the Secretary of the Company at any time before it is voted or by filing with the Secretary a duly executed proxy bearing a later date. Furthermore, any stockholder giving a proxy may revoke the same prior to its use at the Annual Meeting by attending the meeting and voting in person. Subject to such revocation, properly executed proxies will be voted in the manner directed by such stockholder and, if no direction is made, will be voted in favor of Items 1 and 2. All expenses in connection with the solicitation will be borne by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding proxies to beneficial owners of shares of the Company's common stock. The Company has retained American Securities Transfer, Inc. to assist in the solicitation at a cost that is not expected to exceed $10,000 plus reasonable out-of-pocket expenses.

     This Proxy Statement and the accompanying form of proxy are being first mailed or given to the holders of the Company's Common Stock on or about September 7, 1995.

                                VOTING SECURITIES

     Only stockholders of record at the close of business on September 5, 1995 will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. At the election of directors, each holder of Common Stock (the "Common Stockholder(s)") may cumulate such Common Stockholder's votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the Common Stockholder's shares are entitled, or may distribute the Common Stockholder's votes on the same principle among as many nominees as the Common Stockholder sees fit.

                SHARE OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership, as of June 1, 1995, of the Common Stock by (a) each person known by the Board of Directors to beneficially own more than 5% of the outstanding Common Stock; (b) each Director and nominee of Director; (c) each of the executive officers included in the Summary Compensation Table, and (d) all Directors and executive officers as a group.

 NAME                                   NO. OF SHARES       PERCENTAGE
 ----                                   -------------       ----------
                                        COMMON STOCK        COMMON STOCK\
                                        ------------        ------------
Thomas L. Kempner                       521,686 (1)              18.7
Loeb Partners
61 Broadway, 24th Floor
New York, NY  10006
Joseph A. Sasenick                      121,939 (2)               4.6
Don Chaifetz                            114,928 (3)               4.1
Elliott J. Siff                         106,355 (4)               3.8
William G. Spears                        36,053 (5)               1.3
Aaron Stern, M.D., Ph.D.                 30,062 (6)               1.1
John P. Richards                         25,000 (7)                .9
Norman Mintz                             17,981 (8)                .6
Gerson Pakula                            16,685 (9)                .6
G. Kere Kemp, BVSc, MRCVS                10,250 (10)               .4
Kenneth N. May, Ph.D.                     1,000                   ---
All Directors, Executive
Officers, and Certain Beneficial
Owners as a Group (10)                  _________                ____

                                        1,000,939                35.9
                                        ---------                ----
                                        ---------                ----

  (1) Includes an aggregate of 219,663 shares of Common Stock held of record by Loeb Investors Co. V and 26,964 shares of Common Stock held of record by Loeb Investors Co. 105, for which entities Mr. Kempner serves as Managing Partner, and an aggregate of 207,085 shares of Common Stock held in family trusts and other entities, for which entities Mr. Kempner serves as either trustee for the benefit of himself and other Kempner family members or has shared voting and dispositive power. As to 334,568 shares of Common Stock, Mr. Kempner disclaims any beneficial interest. 28,467 shares of Common Stock in the aggregate are owned by him individually.
     Further includes Mr. Kempner's right to acquire 4,275 shares of Common Stock through the exercise of stock options granted to him as Director's fees. In addition, Loeb Partners Corporation, which entity Mr. Kempner controls, has been granted options to purchase 35,232 shares of Common Stock for services rendered to the Company, all of which options are included in the table. Also includes 25,922 shares of Common Stock issued to Loeb Partners Corporation pursuant to a consulting agreement with the Company.

  (2) Includes 109,000 options to purchase Common Stock granted to Mr. Sasenick either under the Company's Incentive Stock Option Plan or as non-statutory stock options by the Board of Directors.

  (3) Includes an aggregate of 77,289 shares of Common Stock held of record by members of Mr. Chaifetz's family, as to which shares he disclaims any beneficial interest. Further includes Mr. Chaifetz's right to acquire 3,338 shares of Common Stock through exercise of stock options granted to him as Director's Fees.


                                        2



  (4) Includes an aggregate of 105,123 shares held of record by a member of Mr. Siff's family, as to which shares he disclaims any beneficial interest. Further includes Mr. Siff's right to acquire 1,232 shares of Common Stock through exercise of stock options granted to him as Director's Fees.

  (5) Includes an aggregate of 16,074 shares of Common Stock held of record by Spears, Benzak, Salomon & Farrell, for which entity Mr. Spears serves as Chairman of the Board. 16,040 shares of Common Stock are owned by Mr. Spears individually. Further includes Mr. Spears' right to acquire 3,939 shares of Common Stock through exercise of stock options granted to him as Director's Fees.

  (6) Includes Dr. Stern's right to acquire 2,866 shares of Common Stock through exercise of stock options granted to him as Director's Fees and 17,196 shares of Common Stock through exercise of stock options granted to him for services rendered to the Company and thereafter transferred to Mr. Mintz.

  (7) Includes 24,000 options to purchase Common Stock granted to Mr. Richards either under the Company's Incentive Stock Option Plan or as non-statutory stock options by the Board of Directors.

  (8) Includes Mr. Mintz's right to acquire 3,859 shares of Common Stock through exercise of stock options granted to him as Director's Fees and 11,744 shares of Common Stock through exercise of stock options originally issued to Loeb Partners Corporation for services rendered to the Company.

  (9) Includes 1,903 shares of Common Stock held of record by a member of Mr. Pakula's family, as to which shares he disclaims any beneficial interest. Further includes Mr. Pakula's right to acquire 3,501 shares of Common Stock through exercise of stock options granted to him as Director's Fees and 264 shares of Common Stock through the exercise of stock options granted to him for services rendered to the Company.

  (10) Includes 10,000 options to purchase Common Stock granted to Dr. Kemp under the Company's Incentive Stock Option Plan by the Board of Directors.

                         ITEM 1 - ELECTION OF DIRECTORS

     At the meeting five directors are to be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. It is intended that the proxies received will be voted, unless directed otherwise, for the five nominees indicated below. However, should any nominee become unavailable or prove unable to serve for any reason, proxies will be voted for the election of such other person or persons as the Board of Directors may select to replace such nominee. The Board has not been informed that any of the nominees will not be available or will be unable to serve. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. A majority of all stockholders must be present in person or by proxy to constitute a quorum for purposes of holding the Meeting.

     Each person named as a nominee for Director has advised the Company of his willingness to serve if elected. The age of each nominee as of June 1, 1995, his positions with the Company, the year in which he first became a Director of the Company, his business experience during the past five years and other directorships he holds are set forth below.

THOMAS L. KEMPNER, 61 Broadway, New York, NY  10006
     Age 68. Chairman of the Board of the Company; Chairman and Chief Executive Officer of Loeb Partners Corporation, a private investment banking
firm, since 1979.   Presently serves on the Boards of  Directors of The Arlen
Corporation; Energy Research Corporation; IGENE Biotechnology, Inc.; Roper Starch Worldwide, Inc.; Intermagnetics General; Silent Radio, Inc.; and Northwest Airlines, Inc.

JOSEPH A. SASENICK, 8561 154th Avenue, NE, Redmond, WA   98052
     Age 55. President and Chief Executive Officer of the Company since February 1992; President and Chief Operating Officer of the Company from February 1991 to February 1992. Presently serves on the Board of Directors of the Washington Biotechnology and Biomedical Association. Managing Director/Partner of Vista Resource Group from 1988 to February 1991. Previously held top management positions at Abbott Laboratories and The Gillette Company.

WILLIAM G. SPEARS, 45 Rockefeller Plaza, New York, NY   10020
     Age 57. Chairman of the Board of Spears, Benzak, Salomon & Farrell, an investment advisory subsidiary of KeyCorp since 1972; Presently serves on the Boards of Directors of United HealthCare Corp., Osborn Communications Corp. and Recognition International, Inc.

AARON STERN, M.D., PH.D. 100 Central Park S., New York, NY  10019
     Age 70. Chairman of the Board and Chief Executive Officer of Dr. Aaron Stern, M.D., Ph.D., P.C., a professional corporation; practicing psychoanalyst; corporate consultant; corporate director and Adjunct Professor of Psychology and Psychoanalysis at Columbia University, all of which positions have been held for more than the past five years.

KENNETH N. MAY, PH.D., 203 McElwee Street, North Wilkesboro, NC   28659
     Age 64. Retired in August, 1989 as Chairman, Chief Executive Officer and a director of Holly Farms Foods, Inc., completing 19 years with that company. Previously held positions as Professor of Poultry Science at Mississippi State University and the University of Georgia. Consultant for and director of Hudson Foods, Inc.; technical advisor and consultant to the National Broiler Council on food safety matters. Presently serves on the Board of Directors of Embrex, Inc. Dr. May has been active in the Poultry Science Association, and the National Broiler Council and has served on various committees for the USDA.

         MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors met two times during the fiscal year ended May 31, 1995. Each of the Directors attended both meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served.

     The Company's Board of Directors has Audit, Nominating, Executive and Compensation/Stock Option Committees. Pertinent information relating to each Committee is as follows:

     The Audit Committee recommends to the Board of Directors the selection of the Company's Independent Public Accountants and reviews with such accountants the scope and results of their audit, the scope and results of the Company's internal audit procedures and the adequacy of the Company's system of internal control. In addition, the Committee approves non-audit professional services performed by the Company's Independent Public Accountants and reviews the fees for audit and non-audit services rendered to the Company by the Independent Public Accountants. Audit Committee members during fiscal year 1995 were Norman
N. Mintz, Chairman, Don Chaifetz and Gerson Pakula. The Committee met one time during the fiscal year.

     The Nominating Committee recommends a slate of directors for the ensuing term. Nominating Committee members during fiscal year 1995 were William G. Spears, Chairman, and Thomas L. Kempner. The Committee held discussions at a Board of Directors meeting one time during the fiscal year.

     The Executive Committee provides policy guidance to the Company's management on a more frequent basis than practical by assembly of the total Board of Directors. Executive Committee members during fiscal year 1995 were Thomas L. Kempner, Chairman, Norman N. Mintz, William G. Spears, Aaron Stern and Joseph A. Sasenick. The Committee met three times during the fiscal year.

     The Compensation/Stock Option Committee approves management contracts, changes in management compensation, management incentive awards and employee stock options. Committee members during fiscal year 1995 were Thomas L. Kempner, Chairman, Norman N. Mintz and William G. Spears. The Committee held discussions at one meeting during the fiscal year.

                      REPORT OF THE COMPENSATION COMMITTEE


     Compensation programs at Alcide Corporation are designed to attract, motivate and retain the executive talent needed to optimize shareholder value in a competitive environment. The programs support the goal of increasing shareholder value of the Company by achieving specific financial and strategic objectives.

     Executive compensation programs are designed to provide:

     - levels of base compensation competitive with comparable health care companies;
     - annual incentive compensation that correlates with the financial performance of the Company; and
     - long-term incentive compensation that focuses executive efforts on building shareholder value through meeting longer-term financial and strategic goals.

     In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

BASE SALARY

     Base salary is targeted at the fiftieth percentile level, consistent with comparable companies. Alcide's salary increase program is designed to reflect individual performance consistent with the Company's overall financial performance as well as competitive practice. Annual performance reviews and formal merit increase guidelines determine individual salary increases.

THE MANAGEMENT INCENTIVE PLAN

     The Management Incentive Plan is designed to reward management-level employees for their contributions to corporate and individual results. Payout is made only if the annual operating plan goals are achieved. Each eligible employee's award is expressed as a percentage of the participant's base salary for the Plan year.

     Individual performance is measured against objectives which reflect what executives must accomplish in order for Alcide to meet its annual operating plan. A participant's individual award may vary from zero to 100 percent. For fiscal 1995 the Committee approved bonuses for three participating employees.

TOTAL ANNUAL CASH COMPENSATION (BASE SALARY PLUS BONUS)

     Total cash compensation is set competitively at the fiftieth percentile, consistent with comparable companies, assuming annual operating plans and targets are achieved. Upper-quartile cash compensation can be attained if business results significantly exceed the operating plan.

STOCK OPTION PLAN

     The 1993 Stock Option Plan authorizes the granting of various stock-based incentive awards to key employees of the Company. The plan has been designed to:

     -    link the executive's financial success to that of the shareholders;
     -    encourage and create ownership and retention of the Company's stock;
     -    balance long-term with short-term decision making; and
     - focus attention on building shareholder value through meeting longer-term financial and strategic goals.

COMMITTEE ACTIVITIES

     The following summarizes the Committee's activities:

     - approved the fiscal 1996 Merit Increase Guidelines, which set salary grades, ranges and increases.
     - reviewed and determined fiscal 1996 salary increases for each corporate officer based on performance.
     - determined fiscal 1995 management incentive awards based on assessment of executive performance against approved goals
     -    determined stock option awards to employees.

COMPENSATION OF THE PRESIDENT/CHIEF EXECUTIVE OFFICER

     The CEO received a salary increase of 10% effective October 1, 1994 and a bonus of $77,000. Pursuant to the Alcide Corporation Stock Option Plan, Mr. Sasenick was also awarded options to purchase 10,000 shares of the Company's Common Stock. The Company's performance in Fiscal Year 1994 reflected substantial improvement over prior periods, and results exceeded the aggressive performance goals that had been established.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Company's Compensation Committee is an employee of the Company. Mr. Kempner is Chairman of the Board and an outside director and Mr. Mintz and Mr. Spears are outside directors. There are no Compensation Committee interlocks between the company and other entities involving Alcide executive officers or Alcide Board members who serve as executive officers of such other entities.

                             Compensation Committee
                           Thomas L. Kempner, Chairman
                                 Norman N. Mintz
                                William G. Spears

EXECUTIVE COMPENSATION - The following table summarizes compensation earned in fiscal years 1995, 1994 and 1993 by the Chief Executive Officer, Joseph A. Sasenick, and two other most highly paid executive officers, John P. Richards, Vice President, Chief Financial Officer and G. Kere Kemp, Vice President Clinical Research, (the "named officers") in 1994.

                           SUMMARY COMPENSATION TABLE


                                        ANNUAL COMPENSATION                                    LONG-TERM COMPENSATION
                                        -------------------                                    ----------------------

                                                                                                         NUMBER OF
                                                                                                           SHARES
                                                                 OTHER                    VALUE OF       COVERED
                                                                 ANNUAL                   RESTRICTED     BY STOCK       ALL OTHER
                                                                 COMPEN-                  STOCK          OPTIONS        COMPEN-
NAME                     YEAR      SALARY         BONUS          SATION                   AWARDS         GRANTED         SATION
----                     ----     --------      --------      ----------                -----------    -----------     ----------
Joseph A. Sasenick       1993     $144,200      $ 75,000          ---                      ---           5,000             ---
                         1994     $156,250      $ 77,000          ---                      ---          10,000             ---
                         1995     $169,125      $135,645          ---                      ---          10,000             ---
John P. Richards         1993     $ 89,167      $ 36,850          ---                      ---             ---             ---
                         1994     $ 99,170      $ 47,500          ---                      ---          10,000             ---
                         1995     $107,225      $ 70,455          ---                      ---          10,000             ---
G. Kere Kemp             1993     $ 75,250      $ 16,268          ---                      ---           5,000             ---
                         1994     $ 78,221      $ 28,000          ---                      ---           5,000
                         1995     $ 82,500      $ 40,425          ---                      ---           7,000


OPTION GRANTS IN THE LAST FISCAL YEAR - The following tables summarizes the named officers' stock option activity during fiscal year 1995.


                       OPTIONS GRANTED IN FISCAL YEAR 1995

                           NUMBER OF
                            SHARES          PERCENT OF                               POTENTIAL GAIN AT ASSUMED ANNUAL
                          COVERED BY       TOTAL OPTIONS    EXERCISE                 RATES OF STOCK PRICE APPRECIATION
                         STOCK OPTIONS      GRANTED TO      PRICE PER    EXPIRATION            FOR OPTION TERM
                                                                                     ---------------------------------
NAME                        GRANTED          EMPLOYEES        SHARE        DATE                5%             10%
----                     -------------     -------------   ----------   -----------           ---             ---

Joseph  A. Sasenick        10,000                33%         $8.625        2004             $54,242        $137,460
John P.  Richards          10,000                33%         $8.625        2004             $54,242        $137,460
Kere Kemp                   7,000                23%         $8.625        2004             $37,969         $96,222

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
       -------------------------------------------------------------------
                                  OPTION VALUES
                                  -------------

                           NUMBER OF
                            SHARES
                          ACQUIRED ON                       NUMBER OF SHARES COVERED              VALUE OF UN-EXERCISED
                           EXERCISE           VALUE         BY UN-EXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
NAME                        GRANTED          REALIZED             MAY 31, 1995                         MAY 31, 1995
----                     -------------     -------------   ---------------------------          --------------------------

                                                            EXERCISABLE    UN-EXERCISABLE      EXERCISABLE    UN-EXERCISABLE
                                                            -----------    --------------      -----------    --------------

Joseph A. Sasenick            ---              ---            109,000          20,000           $357,375         $77,500
John P. Richards              ---              ---             24,000          16,000            $90,250         $46,000
Kere Kemp                     ---              ---             10,000           7,000            $22,575         $11,550


                            COMPENSATION OF DIRECTORS

For the fiscal year ended May 31, 1995, Directors and Board committee members who are not employees of the Company received $500 per meeting attended.

                               PERFORMANCE GRAPHS

     Set forth below is a line graph comparing the performance of the Company's Common Stock during the period May 31, 1990 through May 31, 1995 with the Nasdaq Stock Market Index for U.S. companies and the Nasdaq Stock Market Index for pharmaceutical stocks. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point. The stock price performance depicted in the performance graphs shown below is not necessarily indicative of future price performance.

GRAPH 1 -- FIVE YEAR CUMULATIVE TOTAL RETURN

--------------------------------------------------------------------
                 1990     1991     1992     1993     1994      1995
--------------------------------------------------------------------
 Alcide           100     48.5     57.4     82.4     85.3     101.2
--------------------------------------------------------------------
 NASDAQ           100    113.6    133.4    160.4    169       201
--------------------------------------------------------------------
 Pharm Stock      100    176.9    215.8    180.9    164.4     181.7
--------------------------------------------------------------------

 As the graph below demonstrates, the Company's Common Stock has outperformed both the Nasdaq Stock Index and the Nasdaq Group for pharmaceutical stocks since 1991 when new management was appointed.

GRAPH 2 -- FOUR YEAR CUMULATIVE TOTAL RETURN

--------------------------------------------------------------------
                   1991       1992       1993       1994       1995
--------------------------------------------------------------------
 Alcide             100      118.2      169.7      175.8      208.5
--------------------------------------------------------------------
 NASDAQ             100      117.5      141.2      148.8      177
--------------------------------------------------------------------
 Pharm Stock        100      122        102.3       92.9      102.8
--------------------------------------------------------------------

                              EMPLOYMENT AGREEMENTS

       JOSEPH A. SASENICK. Pursuant to an agreement entered into on February 4, 1991 and amended on February 4, 1992, February 4, 1993 and February 4, 1994, which can be terminated by the Company for cause and by Mr. Sasenick with 90-days' notice, Mr. Sasenick holds the position of President and Chief Executive Officer, receiving a salary of $181,500 per annum. In addition to the base salary, bonus compensation of 100% of base salary can be earned. The awarding of such bonus shall be at the absolute and sole discretion of the Board of Directors.

     JOHN P. RICHARDS. Pursuant to an agreement entered into on July 29, 1991 and revised January 1, 1993 and January 1, 1994, which will expire at the option of either party provided reasonable notice is given, Mr. Richards receives a salary of $115,000 per annum. In addition to base salary, bonus compensation of 100% of base salary can be earned. The awarding of such bonus is dependent on a level of corporate profitability and individual performance.

                              CERTAIN TRANSACTIONS

                           (a) CONSULTING AGREEMENTS:

     During the fiscal year ended May 31, 1995, the Company paid Loeb Partners Corporation $60,000 in cash for executive and management services provided by Messrs. Kempner and Mintz. Mr. Kempner holds approximately 51% of the voting equity of Loeb Holding Corporation, of which Loeb is a 100% wholly-owned operating subsidiary.

     The Company believes that the terms of its consulting agreement with Loeb is at least as favorable to the Company as could have been provided by unaffiliated third parties. The consulting agreement provides the Company with the sole option of paying Loeb either in cash or in stock options for executive services, thus removing any conflict of interest which might have arisen as a consequence of Loeb's direct and indirect stock holding in the Company. Additionally, whenever an issue arose which, in the opinion of a majority of disinterested members of the Board of Directors, presented a potential conflict of interest between Loeb and the Company, Loeb's Board representatives abstained from voting on such issue.

                     (b) ROYALTY AND CONSOLIDATION AGREEMENT

     The Company has an ongoing obligation pursuant to certain royalty and consolidation agreements to pay to patent holders, some of whom were founders of and early investors in the Company, a royalty of 50% of its license revenues and 8% of its net sales of its covered manufactured products subject to said agreements. As the Company does not presently anticipate entering into sublicense agreements for products requiring royalty payment, its obligation to pay a royalty of 50% of its license revenues should have no material impact on the financial condition of the Company. The Company does anticipate paying a royalty of 8% of the net sales of its products to the extent they are subject to royalty payments, which payments will increase the Company's costs by such amount. Payments have aggregated $2,563,960 since 1983. During fiscal year 1995, the amounts indicated below were paid to the following individuals and entities, certain of whose principals were members of the Board: Old Hill Associates, $80,505.77 *, Loeb Investors Co. V., $24,628.90 *; Loeb Investors Co. VIII, $972.59 **; Don Chaifetz,$7,033.43 *.

-------------------------

*Loeb Investors Co. V, Loeb Investors Co. VIII, Elliott J. Siff, Gerson Pakula and Don Chaifetz are partners with others in Old Hill Associates.

**Thomas L. Kempner is the managing partner of both Loeb Investors Co. V and Loeb Investors Co. VIII.

              ITEM 2 - RATIFICATION OF SELECTION OF ALCIDE AUDITORS

     The Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed Arthur Andersen LLP as the Company's certified independent public accountants for the 1996 fiscal year. It is not expected that a representative from Arthur Andersen LLP will attend the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL, AND UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM THE STOCKHOLDERS WILL BE VOTED IN FAVOR THEREOF.


                              FINANCIAL STATEMENTS

     The annual report of the Company for the year ended May 31, 1995 including audited financial statements and all other information required to be included in the Company's annual report on Form 10-K are being mailed concurrently to stockholders of record. The financial statements, supplementary financial information, management's discussion and analysis of financial condition and results of operations and disclosure with respect to changes in accountants which appear in the Company's annual report on Form 10-K are incorporated herein by reference.

                             ITEM 3 - OTHER MATTERS

     The Board of Directors does not know of any business which will be presented at the Meeting other than those matters set forth in the accompanying Notice of Meeting. If any other matters are properly presented at the Meeting for action, it is intended that the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

     The 1996 Annual Meeting of Stockholders is presently scheduled to be held on October 24, 1996. Under rules promulgated by the Securities and Exchange Commission, stockholders who desire to submit proposals for inclusion in the Proxy Statement of the Board of Directors to be utilized in connection with the 1996 Annual Meeting of Stockholders must submit such proposals to the secretary of the Company no later than April 24, 1996.

                               ALCIDE CORPORATION
                    8561 154TH AVENUE NE, REDMOND, WA 98052
                                                                PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE STOCKHOLDERS, OCTOBER 24, 1995

  The undesigned hereby appoints Susan Spalter and Floreine Richards as proxies each with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of the Stockholders of the Company to be held on October 24, 1995, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

1. Election of the Board's nominees for Directors.

                (THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR")

    / / FOR all nominees listed below     / / WITHHOLD AUTHORITY to vote for
      (except as marked to the            all nominees listed below
        contrary below)

Nominees:      Thomas L. Kempner, Joseph A. Sasenick, William G. Spears, Aaron
               Stern, M.D., Ph.D. and Kenneth N. May, Ph.D.

INSTRUCTION:  To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.
--------------------------------------------------------------------------------
                         (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

2. Ratification of the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending May 31, 1995.

                (THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR")

            FOR  / /            AGAINST  / /            ABSTAIN  / /

  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned holder.

  If no direction is made, this proxy will be voted for Proposals 1 and 2.

  Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                        ________________________________________
                                        Signature
                                        ________________________________________
                                        Signature if held jointly
                                        Dated:____________________________, 1995

                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        ENVELOPE